[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                   EXHIBIT 10.52

                    SOLE COMMERCIAL PATENT LICENSE AGREEMENT

         THIS AGREEMENT, made effective on the 1st day of November, 2002 (the "Effective Date"), by and between UT-Battelle, LLC (hereinafter "UT-Battelle"), a corporation organized and existing under the laws of the State of Tennessee and having a place of business at Post Office Box 2008, Oak Ridge, Tennessee 37831-6499, and Caliper Technologies Corp., (hereinafter "Licensee"), a corporation organized and existing under the laws of the State of Delaware and whose address for notices is 605 Fairchild Drive, Mountain View, California 94043-2234, both being hereinafter jointly referred to as the "Parties" or singly as "Party."

                                 W I T N E S S:

     A. Martin Marietta Energy Systems, Inc. (hereinafter "MMES"), a Delaware corporation, pursuant to Prime Contract No. DE-AC05-84OR21400 with the United States Government as represented by the Department of Energy (hereinafter "DOE") originally developed and/or obtained rights to the Original Proprietary Rights relating to Products subject to the DOE nonexclusive, nontransferable, irrevocable, paid-up license for the United States Government and certain march-in rights and any other conditions of waivers granted by the DOE;

     B. MMES and Caliper Microanalytic Systems, Inc. (hereinafter "Caliper Microanalytic"), a Maryland corporation, executed a sole commercial patent license agreement to the Original Proprietary Rights having an effective date of February 14, 1995;

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     C. MMES changed its name to Lockheed Martin Energy Systems, Inc.
(hereinafter "LMES"), a Delaware corporation, when the former Lockheed Corporation and Martin Marietta Corporation merged;

     D. Caliper Microanalytic changed its name to Caliper Technologies, Corp. (hereinafter "Licensee") and reorganized under the laws of the State of Delaware;

     E. Caliper Microanalytic assigned its rights and delegated its duties with respect to the Original Proprietary Rights to Licensee and LMES consented to said assignment and delegation;

     F. The prior sole commercial patent license agreement between LMES and Licensee was superceded by two sole commercial patent license agreements identified as PLA 147 and PLA 148 having respective effective dates of September 1, 1995;

     G. LMES and Licensee amended PLA 147 by virtue of an Amendment A having an effective date of May 1, 1996;

     H. LMES and Licensee amended PLA 148 by virtue of an Amendment A having an effective date of May 1, 1996;

     I. Lockheed Martin Energy Research Corporation (hereinafter "LMER"), a Delaware corporation, succeeded LMES as the management and operating contractor of the Oak Ridge National Laboratory (hereinafter "ORNL") pursuant to Prime Contract No. DE-AC05-96OR22464 with the DOE;

     J. LMES, pursuant to Prime Contract No. DE-AC05-84OR21400 with the DOE, assigned its rights and delegated its duties with respect to the Original Proprietary Rights to LMER and Licensee consented to said assignment and delegation;

     K. LMER and Licensee amended PLA 147 by virtue of an Amendment B having an effective date of June 16, 1997;

     L. LMER and Licensee amended PLA 148 by virtue of an Amendment B having an effective

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date of June 16, 1997;

     M. LMER, pursuant to Prime Contract No. DE-AC05-96OR22464 with the DOE originally developed and/or obtained rights to the New Proprietary Rights relating to Products subject to the DOE nonexclusive, nontransferable, irrevocable, paid-up license for the United States Government and certain march-in rights and any other conditions of waivers granted by the DOE;

     N. UT-Battelle, LLC (hereinafter "UT-Battelle"), a Tennessee limited liability company, succeeded LMER as the management and operating contractor of the ORNL pursuant to Prime Contract No. DE-AC05-00OR22725 with the DOE;

     O. LMER, pursuant to Prime Contract No. DE-AC05-96OR22464 with the DOE, assigned its rights and delegated its duties with respect to the Original Proprietary Rights and the New Proprietary Rights to UT-Battelle and Licensee consented to said assignment and delegation;

     P. UT-Battelle and Licensee amended PLA 147 by virtue of an Amendment C having an effective date of January 2, 2001;

     Q. UT-Battelle and Licensee amended PLA 148 by virtue of an Amendment C having an effective date of January 2, 2001;

     R. UT-Battelle and Licensee desire to replace all prior license agreements between the Parties relating to the Original Proprietary Rights and any and all amendments thereto (collectively, the "Prior Agreements") with a new amended and restated sole commercial license agreement to the Original Proprietary Rights; and

     S. UT-Battelle and Licensee desire to add New Proprietary Rights to the sole commercial license agreement regarding Original Proprietary Rights on the terms set forth in this Agreement.

         THEREFORE, in consideration of the foregoing premises and the respective covenants,

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

undertakings and agreements contained herein, the Parties hereto agree to be bound as follows:

1.       DEFINITIONS

1.1 "Proprietary Rights" shall mean the U.S. and foreign patents and U.S. and foreign patent applications listed in Exhibits A1 and A2 (collectively referred to as "Exhibit A" elsewhere in this Agreement) attached hereto and hereby incorporated into this Agreement by reference and all United States and foreign patents and patent applications issuing from or corresponding to such United States and foreign patent applications including all continuations, continuations-in-part, divisions, reissues, reexaminations and temporal extensions of any of the foregoing.

1.2 "Original Proprietary Rights" shall mean the Proprietary Rights that were subject to the Prior Agreements, as listed in Exhibit A1 herein and all United States and foreign patents and patent applications issuing from or corresponding to those listed on Exhibit A1.

1.3 "New Proprietary Rights" shall mean all Proprietary Rights other than the Original Proprietary Rights, as listed in Exhibit A2 herein and all United States and foreign patents and patent applications issuing from or corresponding to those listed on Exhibit A2.

1.4 "Products" shall mean any and all products manufactured, used, sold or transferred by Licensee or manufactured, used or sold by Licensee's Affiliates or Sublicensee(s), covered by one or more Claims of the Proprietary Rights licensed hereunder.

1.5 "Other Field" shall mean the field of "Analysis of Nucleic Acids for Diagnostic Applications and Non-Electrophoretic Means of Gene Discovery."

1.6 "Net Sales" shall mean the total amounts received from purchasers during the accounting period in question for Products sold commercially by Licensee and Licensee's Affiliates, less allowances for returns of Products, discounts, commissions, allowances actually granted (including any allowances for bad debt), transportation and delivery charges, including insurance premiums, and excise or other taxes on Products. Net Sales in the case of Products used by Licensee in a service business or other commercial enterprise (but not Licensee's or Sublicensees' internal research and development) shall mean the fair market value of Products as if they were sold to an unrelated third party in similar quantities. It is the Parties' intention that Net Sales will not include any transfer of Products to any Affiliate, unless the Affiliate is the end user of such Products.

With respect to any product that is developed and sold by Licensee or its Affiliates and is comprised in part of one or more Products and of one or more other products or parts which could be sold separately (a "Combination Product"), Net Sales shall be determined by multiplying the amounts received by Licensee or its Affiliates attributable to Combination Products by a fraction, the numerator of which is the fair market value of the Product included in the Combination Product, and the denominator of which is the sum of the fair market value of such Product and the fair market value of the products or parts which are not Products. Whenever possible, the fair market value of the Product included in the Combination Product will be the market price at which such Product is sold on a stand-alone basis; provided that fair market value shall be determined reasonably and in good faith by Licensee in the event that no market price is available.

1.7 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with Licensee, where "control" means beneficial ownership of more than fifty percent (50%) of the outstanding shares or securities.

1.8 "Sublicensee" shall mean third parties (other than Affiliates) to whom Licensee has granted a sublicense under the Proprietary Rights.

1.9 "Sublicensing Revenue" shall mean the amount actually paid to Licensee by a Sublicensee, in consideration for the sublicense, including any license fees, royalties and milestone payments. Sublicensing Revenue shall not mean research and development support payments (other than in consideration for the Proprietary Rights) and any payments to Licensee by a Sublicensee to compensate Licensee for the grant of rights to any other intellectual property of Licensee.

1.10 "Claim" shall mean a claim of an issued and unexpired patent within the Proprietary Rights that has not been held unenforceable, unpatentable, or invalid by a decision of a court of competent jurisdiction, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. "Claim" shall also mean a pending claim of any patent application that is added to the Proprietary Rights after the Effective Date of this Agreement by amendment of this Agreement (i.e. that would not fall within the above definition of Proprietary Rights but for an amendment of this Agreement).

1.11 "Original Field of Use" shall mean all fields of application of the Proprietary Rights excluding "Analysis of Nucleic Acids for Diagnostic Applications and Non-Electrophoretic Means of Gene Discovery."

1.12 "All Fields of Use" shall mean all fields of application of the Proprietary Rights.

2.       GRANTS

2.1 Subject to the terms and conditions of this Agreement, UT-Battelle hereby grants to Licensee and its Affiliates the exclusive (non-governmental) commercial right and license under the Original Proprietary Rights to manufacture, have manufactured for Licensee and its Affiliates, use, sell, offer for sale and import the Products in the Original Field of Use, including the exclusive (non-governmental) commercial right to grant sublicenses in the Original Field of Use under non-financial terms and conditions consistent with those set forth in this Agreement and subject to sublicense royalties as provided in Exhibit B. Licensee agrees to provide UT-

Battelle a copy of each sublicense within thirty (30) days of the effective date thereof.

2.2 Subject to the terms and conditions of this Agreement, UT-Battelle hereby grants to Licensee and its Affiliates the exclusive (non-governmental) commercial right and license under the New Proprietary Rights to manufacture, have manufactured for Licensee and its Affiliates, use, sell, offer for sale and import the Products in All Fields of Use, including the exclusive (non-governmental) right to grant sublicenses in All Fields of Use under non-financial terms and conditions consistent with those set forth in this Agreement and subject to sublicense royalties as provided in Exhibit B. Licensee agrees to provide UT-Battelle a copy of each sublicense within 30 days of the effective date thereof.

2.3 In the event that any rights under the Original Proprietary Rights in the Other Field revert to UT-Battelle, UT-Battelle shall so notify Licensee. If all of said rights revert to UT-Battelle and, thus, UT-Battelle can make said rights available to Licensee on an exclusive (non-governmental) commercial basis then Licensee shall have the right to include such rights in the Other Field in the license granted to Original Proprietary Rights under this Agreement, upon payment to UT-Battelle of an amount equal to the remaining installment of the up-front fee owed to UT-Battelle by a third party, and, by amendment of Exhibit B, the addition of the minimum royalty still owed to UT-Battelle by the third party, to the minimum royalty agreed to in this Agreement by Licensee. Such addition shall occur to the extent that the installment or minimum royalty payments owed UT-Battelle by the third party are reduced or eliminated. However, if less than all of said rights revert to UT-Battelle (e.g., the previous licensee retains non-exclusive rights) and, thus, UT-Battelle cannot make said rights available to Licensee on an exclusive (non-governmental) commercial basis, then: (1) UT-Battelle shall make said rights available to Licensee under the financial terms and conditions described in this Section to the maximum extent it is able to do so (e.g., by including such rights in the Other Field in the license granted to

Original Proprietary Rights under this Agreement, subject only to the prior licensee's retained, non-exclusive rights in the Other Field); (2) UT-Battelle shall not further license or make said rights available to any other third parties; and (3) the terms and conditions of Exhibit D shall apply to said rights.

2.4 UT-Battelle hereby agrees not to grant to any other party right and license to Proprietary Rights in accordance with the grants hereinabove, unless:
(1) any grant described herein is converted to a nonexclusive grant or terminated consistent with the terms of this Agreement; or (2) UT-Battelle is required to so grant such right and license in accordance with Federal Statutory or Regulatory enactments conditioning the waiver of rights to UT-Battelle by the DOE, particularly as set forth in 10 CFR 784.12; 10 CFR Part 781; or 37 CFR Part 404.

2.5 Licensee agrees that any Products for use or sale in the United States shall be manufactured substantially in the United States, its territories and possessions.

2.6 Should Licensee fail to meet the developmental commitments described in Exhibit C herein with respect to the New Proprietary Rights, UT-Battelle shall have the option, to be exercised on [*] written notice anytime during [*] to convert the license grant under New Proprietary Rights set forth in Paragraph
2.2 to a nonexclusive license pursuant to the terms of Paragraph 2.9 below.

2.7 Licensee agrees to affix appropriate markings of the applicable UT-Battelle Proprietary Rights upon or in association with Licensee's Products or the packaging thereof, as required under 35 U.S.C. 287. Licensee further agrees to use commercially reasonable efforts to require that Licensee's Affiliates and future Sublicensees (excluding existing Sublicensees as of the Effective Date) also mark the Products consistent with the terms of this Agreement.

2.8 Licensee shall have the option, to be exercised at any time on [*] to convert the license grant set forth in Section 2.2 to nonexclusive with respect to any patents or patents applications included in the New Proprietary Rights on the terms set forth in Section 2.9.

2.9 If the license to New Proprietary Rights granted under Section 2.2 is converted into a nonexclusive license with respect to any or all patents and patent applications pursuant to Sections 2.6 or 2.8, then as of the effective date of such conversion, with respect to such patents or patent applications (i) Licensee shall no longer be obligated to reimburse patent expenses under Article 20 (but UT-Battelle shall retain any reimbursements previously paid), (ii) royalties and sublicense royalties due under this Agreement shall be reduced by [*] (iii) Article 6 Infringement by Third Parties shall be replaced by the
Article 6 set forth in Exhibit D attached hereto, and (iv) Licensee shall have no further rights to sublicense such patents or patent applications but previously granted sublicenses will continue pursuant to Paragraph 9.8. If the license is converted to non-exclusive with respect to all New Proprietary Rights, then in addition the developmental commitments of Exhibit C shall no longer apply.

3.       ROYALTIES AND COMMERCIALIZATION PLAN

3.1 In consideration of the right and license granted herein, Licensee agrees to the provisions of Exhibit B and Exhibit C attached hereto and hereby incorporated herein by reference, as well as the provisions of Section 20.3 regarding New Proprietary Rights.

3.2 No royalties shall be owing on any Products produced for or under any Federal Governmental agency contract pursuant to the DOE nonexclusive license for Federal Governmental purposes but only to the extent that Licensee can show that the Federal Government received a discount on Product sales which discount is equivalent to or greater than the amount of any such royalty that would otherwise be due. Any sales for Federal Governmental purposes shall be reported under the Records and Reports Section hereinbelow by providing: (a) a Federal Government contract number; (b) identification of the Federal government agency; and (c) a description as to how the benefit of the royalty free sale was passed onto the Federal Government.

3.3 The royalty provisions of Exhibit B shall be offset by any advances made by Licensee in Article 6, Infringement by Third Parties, hereinbelow.

3.4 Upon termination of this Agreement for any reason whatsoever, any royalties that remain unpaid, and any pro-rata portion that is due UT-Battelle per Article 9.7, shall be properly reported and paid to UT-Battelle within thirty (30) days of any such termination.

3.5 In the event that Licensee is required to withhold taxes under the laws of any foreign country for the account of UT-Battelle, then such payments will be made by Licensee on behalf of UT-Battelle to the appropriate governmental authority, and Licensee shall furnish proof of payment of such tax together with official or other appropriate evidence issued by the appropriate government authority. Any such tax actually paid on UT-Battelle's behalf shall be deducted from royalty payments then due and owing UT-Battelle.

3.6 Licensee shall make all payments to UT-Battelle in U.S. Dollars. In instances where Licensee receives Net Sales or Sublicensing Revenue in foreign currency, Licensee shall convert such currency to U.S. dollars for purposes of payments to UT-Battelle in a manner consistent with any commercially reasonable mechanism that Licensee employs for its own financial reporting purposes.

4.       RECORDS AND REPORTS

4.1 Licensee agrees to keep for three (3) years adequate and sufficiently detailed records of utilization of the Proprietary Rights by Licensee, Licensee's Affiliates and Sublicensees to enable royalties and Sublicensing Revenue payable hereunder to be determined and to provide such records for inspection by authorized representatives of UT-Battelle at any time upon reasonable advance notice during regular business hours of Licensee up to a maximum of two
(2) times per calendar year. Licensee agrees that any additional available records of Licensee, Licensee's Affiliates and Sublicensees, as UT-Battelle may reasonably determine are necessary to verify the above records, shall also be made accessible to UT-Battelle for inspection during such three (3) year period. If the inspection discloses that UT-Battelle was underpaid royalties by at least five percent (5%) for any calendar year, then Licensee shall reimburse UT-Battelle for any documented and reasonable UT-Battelle costs associated with the inspection, together with an amount equal to the additional royalties to which UT-Battelle is entitled as disclosed by the inspection.

4.2 Within Ninety (90) calendar days after the close of each calendar year during the term of this Agreement (i.e. March 31), Licensee will furnish UT-Battelle a written report providing: (a) the aggregate amount of all domestic Net Sales in U.S. Dollars during the preceding calendar year period including sales to any Federal governmental agency under Section 3.2 hereinabove and the aggregate amount of all export Net Sales, and if none, Licensee will so indicate and (b) the aggregate amount of royalties due in U.S. Dollars for the preceding calendar year period pursuant to the provisions hereof; and (c) payment of the aggregate amount of the royalties due in U.S. Dollars for the preceding calendar year payable to the order of UT-Battelle, LLC, pursuant to the report to be transmitted to UT-Battelle in accordance with the Notices Section hereinbelow. If UT-Battelle wishes to contest the methods described in any royalty report to calculate royalties due, it shall do so in writing to Licensee no later than six
(6) months after the date of receipt of such report by UT-Battelle. Promptly thereafter, the Parties shall confer and resolve any issues raised. Notwithstanding, this provision shall not prohibit UT-Battelle from later contesting any Net Sales or Sublicensing Revenue figures in such report to the extent such figures could only reasonably be verified through inspection of Licensee records not provided with the royalty report. With the exception of UT-Battelle's ongoing audit of Licensee's

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

litigation bills incurred during litigation activities conducted under the Prior Agreements (but not the analysis set forth in previous royalty reports regarding methods of calculating royalty credits for litigation expenses), these provisions regarding contesting any royalty report shall apply retroactively to all royalty reports delivered pursuant to the Prior Agreements.

4.3 Should Licensee fail to make any payment to UT-Battelle within the time period prescribed for such payment, then the unpaid amount shall bear interest at the lesser of: (i) the rate of one and one half percent (1.5%) per month or,
(ii) the greatest amount permitted by law, from the date when payment was due until payment in full, with interest, is made.

5.       TECHNICAL ASSISTANCE

5.1 UT-Battelle agrees, upon the written request of Licensee, to assist Licensee in seeking necessary DOE approvals for UT-Battelle to provide technical assistance to Licensee at UT-Battelle facilities under appropriate agreements. The cost of such technical assistance shall be paid for by the Licensee.

5.2 UT-Battelle agrees to permit its employees, within UT-Battelle corporate policy guidelines then in effect and subject to DOE requirements then in effect, to provide consulting services to Licensee with reference to Licensee's use and commercial exploitation of the Proprietary Rights as contemplated herein. Licensee shall make payment directly to the individual consultant(s) for all such services.

6.       INFRINGEMENT BY THIRD PARTIES

6.1 Licensee shall give notice to UT-Battelle of any discovered third party infringement of the rights granted herein of which Licensee has actual knowledge. In the event that UT-Battelle does not take appropriate action to stop or prevent such infringement within ninety (90) days after receiving such notice and diligently pursue such action, Licensee has the right to take

                                       12

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appropriate action to stop and prevent the infringement, including the right to file suit.

6.2 Except for any liability resulting from any negligent acts or omissions of UT-Battelle, in the event that Licensee files suit to stop infringement or defends any action against the validity of the patent, Licensee shall indemnify and hold UT-Battelle harmless against all liability, expense and costs, including attorneys' fees incurred as a result of any such suit, except that Licensee may credit litigation expenses against royalties due to UT-Battelle as provided below in this Article 6.

6.3 Pursuant to sections 6.1 and 6.2 above, Licensee may file an action to stop alleged infringement of the Proprietary Rights by third parties, such actions including, by way of example and not limitation, litigation, arbitration, or other non-judicial dispute resolution activities (collectively referred to hereinafter as "Dispute Resolution"). The provisions of this Article 6 shall not apply, however, in the case of customary sublicense negotiations; they shall only apply after a formal filing has been made seeking third party Dispute Resolution of the matter. Licensee may deduct all costs and expenses for Dispute Resolution, including but not limited to fees of attorneys, experts, arbitrators and other third parties, taken against alleged infringers of the Proprietary Rights or challengers to the validity of the Proprietary Rights from any royalties (including sublicense royalties) that Licensee may owe to UT-Battelle during the term of Dispute Resolution or thereafter. Licensee shall only be permitted to retain all or a portion of a deduction as described in this Section upon conclusion of the Dispute Resolution if: (1) upon such conclusion Licensee receives a settlement, judgment, or compensatory recovery ("J" below), if any, that does not exceed the sum of said costs and expenses ("C(L)" below) plus Licensee's damages plead and proved ("D(PP)" below); and (2) Licensee either provides UT-Battelle with, or makes available to UT-Battelle upon request, verified bills of said costs and expenses that are actually incurred in accordance with the Records and Reports Section of this Agreement. Licensee shall deposit any royalties that Licensee may owe UT-Battelle during the

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

term of Dispute Resolution in an interest-bearing escrow account and shall provide UT-Battelle with quarterly statements of said escrow account in accordance with the Records and Reports Section of this Agreement. Upon conclusion of Dispute Resolution, the amount that shall immediately become due and payable to UT-Battelle by Licensee shall be calculated as follows:

[*]

         wherein: R(UTB) = Amount owed to UT-Battelle;

         E(G) = Gross funds available in the interest bearing escrow account at the time that funds are distributed, said funds including royalties deposited plus interest;

         C(L) = Licensee's costs for Dispute Resolution as described herein; and

         J = Amount of the compensatory recovery, judgment, settlement, or the like to which Licensee is entitled as described herein, including but not limited to D(PP). Where "J" consists of payments made over time, each payment shall be counted for purposes of this Agreement only when it is actually received by Licensee.

         D(PP) = Actual or consequential Damages that Licensee pleads and proves during the course of the dispute resolution activity and which are accounted for in said settlement, judgment, or entitlement to compensatory recovery

For purposes of this Article 6, a Dispute Resolution shall be considered "concluded" when the last costs or expenses have been incurred, the total amount of "J" above (recovery, etc.) has been finally determined, at least the first installment of "J" above has been received, and no appeal may be taken or the time period for any possible appeal has elapsed. If R(UTB) as calculated above is a negative number, then Licensee shall not be obliged to pay any amount to UT-Battelle upon conclusion of the Dispute Resolution and may apply any negative R(UTB) amount as a reduction of any royalties (including sublicense royalties) due to UT-Battelle thereafter.

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

6.4 If, on the other hand, upon conclusion of Dispute Resolution Licensee becomes entitled to receive a settlement, judgment, or compensatory recovery from Dispute Resolution that exceeds said costs and expenses, Licensee shall immediately owe UT-Battelle all funds accrued in the interest bearing escrow account described above plus [*] of the difference between: (1) any settlement, judgment, or entitlement to compensatory recovery resulting from Dispute Resolution; and (2) the costs and expenses that Licensee actually incurs for pursuing said Dispute Resolution plus any actual or consequential damages that Licensee pleads and proves during Dispute Resolution and which are accounted for in said settlement, judgment, or entitlement to compensatory recovery, as set forth in the following formula:

[*]

         wherein: R(UTB) = Amount owed to UT-Battelle by Licensee;

         E(G) = Gross funds available in the interest bearing escrow account at the time that funds are distributed, said funds including royalties deposited plus interest;

         J = Amount of the compensatory recovery, judgment, settlement, or the like to which Licensee is entitled as described herein, including but not limited to D(PP); and

         C(L) = Licensee's costs for Dispute Resolution as described herein.

         D(PP) = Actual or consequential Damages that Licensee pleads and proves during the course of the dispute resolution activity and which are accounted for in said settlement, judgment, or entitlement to compensatory recovery

6.5 The Parties hereby agree to cooperate with each other in the prosecution of any such legal actions or settlement actions undertaken under this Section and each will provide to the other all pertinent data in its possession which may be helpful in the prosecution of such actions; provided, however, that the Party in control of such action shall reimburse the other Party for any and all costs and expenses in providing data and other information necessary to the conduct of the action.

6.6 The Party having filed such action shall be in control of such action and shall have the right to dispose of such action in whatever reasonable manner consistent with the terms of this Agreement that it determines to be in the best interest of the Parties hereto, except that any settlement which affects or admits issues of patent validity shall require the advance written approval of UT-Battelle and any settlement which involves either (i) a grant of license rights within the scope of Licensee's licenses under this Agreement or (ii) a release of claims for past infringement within the scope of Licensee's licenses under this Agreement, shall require the advance written approval of Licensee.

6.7 In the event any Product becomes the subject of a claim for patent or proprietary-right infringement anywhere in the world by virtue of the incorporation of the Proprietary Rights herein, the Parties shall promptly give notice one to the other and meet to consider the claim and the appropriate course of action. Licensee shall have the right to conduct the defense of any such suit brought against Licensee and shall have the sole right and authority to settle any such suit, provided that any settlement which affects or admits issues of the validity of UT-Battelle's Proprietary Rights shall require advance written approval of UT-Battelle. UT-Battelle shall cooperate with Licensee, as reasonably requested by Licensee, in connection with defense of such claim, at Licensee's expense.

6.8 Each Party shall notify the other if at any time a Party becomes engaged in a patent proceeding wherein the issue is raised as to whether any of the Proprietary Rights have priority of invention over any third party intellectual property (a "Priority Action"), whether in the context of a patent interference declared by the USPTO, defense of a patent infringement action or any other context. The Parties recognize that such a challenge to the Proprietary Rights could result in the Proprietary Rights being invalidated, or dominated by third party intellectual property, to the detriment of both Parties. Accordingly, the Parties shall cooperate in any such Priority Action as provided for other actions in this Article 6. If Licensee pays the costs and expenses of such a Priority Action, then Licensee may deduct all such costs and expenses, including but not limited to fees of attorneys, experts, arbitrators and other third parties, from any royalties (including sublicense royalties) that Licensee may owe to UT-Battelle during the term of such Priority Action or thereafter. Licensee shall only be permitted to retain all or a portion of a deduction as described in this Section upon conclusion of the Priority Action if: (1) upon such conclusion, Licensee receives a settlement, judgment, or compensatory recovery, if any, that does not exceed said costs and expenses; and (2) Licensee either provides UT-Battelle with, or makes available to UT-Battelle upon request, verified bills of said costs and expenses that are actually incurred in accordance with the Records and Reports Section of this Agreement. Licensee shall deposit any royalties that Licensee may owe UT-Battelle during the term of such Priority Action in an interest-bearing escrow account and shall provide UT-Battelle with quarterly statements of said escrow account in accordance with the Records and Reports Section of this Agreement. In the unlikely event that upon conclusion of such Priority Action Licensee receives a settlement, judgment, or compensatory recovery that exceeds said costs and expenses, then Licensee shall make payments to UT-Battelle in accordance with the formula set forth in Section 6.4 above.

7.       REPRESENTATIONS AND WARRANTIES

7.1 UT-Battelle represents and warrants that Exhibit A contains a complete and accurate listing of all the Proprietary Rights licensed and that UT-Battelle has the right to grant the rights, licenses, and privileges granted herein. UT-Battelle also represents and warrants that as of the Effective Date of this Agreement, it has no other active licenses to practice Proprietary Rights in the Original Field of Use with parties other than Licensee and the Affiliates thereof.

7.2 UT-Battelle represents and warrants that UT-Battelle has no knowledge of any claims of infringement filed against UT-Battelle for practicing the Exhibit A Proprietary Rights anywhere in the world.

7.3 Except as set forth hereinabove, UT-Battelle makes NO REPRESENTATIONS OR WARRANTIES, express or implied, with regard to the infringement of proprietary rights of any third party.

7.4 Licensee acknowledges that the export of any of the Proprietary Rights from the United States or the disclosure of any of the Proprietary Rights to a foreign national may require some form of license from the U.S. Government. Failure to obtain any required export licenses by Licensee may result in Licensee subjecting itself to criminal liability under U.S. laws.

8.       DISCLAIMERS

8.1 Neither UT-Battelle, the DOE, nor any persons acting on their behalf shall be responsible for any injury to or death of persons or other living things or damage to or destruction of property or for any other loss, damage, or injury of any kind whatsoever resulting from the manufacture, manufacture for, use, sale, or offer for sale of any Products or Proprietary Rights hereunder by Licensee, Licensee's Affiliates, or any Sublicensee of Licensee or Licensee's Affiliates. In no event will UT-Battelle, the DOE, or any person acting on behalf of any of them be liable for any incidental, special or consequential damages resulting from the license granted pursuant to this Agreement or the use or commercial development of the Proprietary Rights.

8.2 EXCEPT AS SET FORTH HEREINABOVE, NEITHER UT-BATTELLE, THE DOE, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, OR INFORMATION WILL NOT INFRINGE PRIVATELY

OWNED RIGHTS; (3) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, UT-BATTELLE AND THE DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY PRODUCTS MANUFACTURED, MANUFACTURED FOR, USED, OR SOLD BY LICENSEE, Licensee's Affiliates, or any Sublicensee of Licensee or Licensee's Affiliates. NEITHER UT-BATTELLE NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES IN ANY EVENT.

8.3 Licensee agrees to indemnify UT-Battelle, the DOE, and persons acting on their behalf for all damages, costs, and expenses, including attorney's fees, arising from Licensee's, it's Affiliates' or Sublicensees' manufacturing, manufacturing for, using, selling, or offering for sale of any Proprietary Rights or Products, in whatever form furnished hereunder by Licensee, Licensee's Affiliates, or any Sublicensee of Licensee or Licensee's Affiliates.

9.       TERM OF AGREEMENT AND EARLY TERMINATION

9.1 This Agreement shall extend from the effective date of this Agreement to the date of expiration of the last-to-expire item in the Proprietary Rights of Exhibit A. This Agreement is subject to early termination as set forth hereinbelow.

9.2 Either Party shall have the right to terminate this Agreement without judicial resolution upon written notice to the other Party after any material breach of this Agreement by the other Party has gone uncorrected for sixty (60) days after the other Party has been notified in writing of such breach.

9.3 This Agreement shall terminate automatically upon the extinguishment of all of the Exhibit A Proprietary Rights, for any reason, but only after the time for appealing said extinguishment has expired.

9.4 Any assignment of this Agreement by Licensee shall require prior written concurrence of UT-Battelle, which shall not be unreasonably withheld. The Parties agree that it would be unreasonable for UT-Battelle to withhold its concurrence to any assignment of this Agreement (particularly an assignment from Licensee to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation, including a successor corporation resulting from any merger or consolidation of Licensee with or into such corporation) unless such assignment would: (1) cause UT-Battelle to breach any provision of its Prime Contract with the DOE; (2) be inconsistent with DOE policy that is in effect at the time such assignment request is received by UT-Battelle, made applicable to UT-Battelle, and relates to technology transfer and foreign owned or controlled individuals, organizations, or entities; or (3) materially alter any of UT-Battelle's rights or duties under this Agreement. Any assignee of Licensee must abide by the terms and conditions of this Agreement, in conformance with all UT-Battelle obligations to DOE under the Prime Contract. Upon written notice to Licensee, UT-Battelle may transfer its Administration of this Agreement to DOE or its designee, and UT-Battelle shall have no further responsibilities except for the confidentiality and/or non-disclosure obligations of this Agreement.

9.5 Licensee shall provide notice to UT-Battelle of its intention to file a voluntary petition in bankruptcy, or of another party's intention to file an involuntary petition in bankruptcy for Licensee to the extent Licensee is aware of such intent, said notice to be received by UT-Battelle at least twenty (20) days prior to filing such a petition. Licensee's failure to provide such notice to UT-Battelle of such intentions shall be deemed a material, pre-petition, incurable breach of this Agreement.

9.6 Licensee agrees that it may only offer Licensee's rights under this Agreement as collateral to a third party with UT-Battelle's written consent, not to be unreasonably withheld.

9.7 The Parties agree that Licensee, if not then in breach of any portion of this Agreement, may voluntarily terminate this Agreement upon sixty (60) days notice to UT-Battelle and payment to UT-Battelle of a pro rata share of any minimum royalty due UT-Battelle in the year of such termination.

9.8 Termination under any of the provisions of this Article of the rights granted to Licensee under Articles 2.1 and 2.2 of this Agreement shall terminate all sublicenses which may have been granted by Licensee, provided that any Sublicensee may elect to continue its sublicense by advising UT-Battelle in writing, within sixty (60) days of the Sublicensee's receipt of written notice of such termination, of its election, and of its agreement to assume, in respect to UT-Battelle, all the obligations (including obligations for payment) contained in its sublicensing agreement with Licensee to the extent they pertain to the sublicense of Proprietary Rights. Any sublicense granted by Licensee shall contain provisions corresponding to those of this paragraph respecting termination and the conditions of continuance of sublicenses.

10.      RIGHTS OF PARTIES AFTER TERMINATION

10.1 After expiration or termination of this Agreement, neither Party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the effective date of such termination. In the event of expiration of this Agreement or termination of this Agreement for any reason whatsoever, the rights and obligations of the Parties under Sections 9 and 18 shall survive any expiration or termination of this Agreement.

10.2 From and after any termination of this Agreement, Licensee shall have the right to sell any Products that Licensee had already manufactured or had manufactured for Licensee prior to termination, but not manufacture, nor have manufactured, use or import any further Products, provided that all royalties and reports required herein above shall be timely submitted to UT-Battelle.

10.3 The rights and remedies granted herein, and any other rights or remedies which the Parties may have, either at law or in equity, are cumulative and not exclusive of others. On any termination, Licensee shall duly account to UT-Battelle and transfer to it all rights to which UT-Battelle may be entitled under this Agreement.

11.      FORCE MAJEURE

11.1 No failure or omission by UT-Battelle or by Licensee in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from acts of God, acts or omissions of any government or agency thereof, compliance with, rules, regulations, or orders of any governmental authority or any office, department, agency or instrumentality thereof, fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, insurrection, riot, sabotage, invasion, quarantine, restriction, transportation embargoes, or failures or delays in transportation.

12.      NOTICES

12.1 All notices and reports shall be addressed to the Parties hereto as follows:

         If to UT-Battelle:
         Finance Manager-Technology Transfer                      Facsimile No.
         UT-Battelle, LLC                                         (865) 576-9465

         Post Office Box 2008                                     Verify No.
         Oak Ridge, Tennessee 37831-6499                          (865) 241-2353

         If to Licensee:
         General Counsel                                          Facsimile No.
         Caliper Technologies Corp.                               (650) 623-0500
         605 Fairchild Drive                                      Verify No.
         Mountain View, California 94043-2234                     (650) 623-0700

12.2     All minimum and royalty payments due UT-Battelle shall be sent to:

         UT-Battelle, LLC
         Royalty Account
         P. O. Box 888071
         Knoxville, TN 37995-8071

12.3 Any notice, report or any other communication required or permitted to be given by one Party to the other Party by this Agreement shall be in writing and either (a) served personally on the other Party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other Party at its address as indicated above, or to such other address as the addressee shall have previously furnished to the other Party by proper notice,
(c) delivered by commercial courier to the other Party, or (d) sent by facsimile to the other Party at its facsimile number indicated above or to such other facsimile number as the Party shall have previously furnished to the other Party by proper notice, with machine confirmation of transmission.

13.      NON-ABATEMENT OF ROYALTIES

13.1 UT-Battelle and Licensee acknowledge that certain of the Proprietary Rights may expire prior to the conclusion of the term of this Agreement; however, UT-Battelle and Licensee agree that the royalty rates provided for hereinabove shall be uniform and undiminished except as otherwise provided pursuant to this Agreement.

14.      WAIVERS

14.1 The failure of either Party at any time to enforce any provisions of this Agreement or to exercise any right or remedy shall not be construed to be a waiver of such provisions or of such rights or remedy or the right of either Party thereafter to enforce each and every provision, right or remedy.

15.      MODIFICATIONS

15.1 It is expressly understood and agreed by the Parties hereto that this instrument contains the entire agreement between the Parties with respect to the subject matter hereof and that all prior representations, warranties, or agreements relating hereto, including but not limited to the Prior Agreements, have been merged into this document and are thus superseded in totality by this Agreement. This Agreement may be amended or modified only by a written instrument signed by the duly authorized representatives of both of the Parties.

16.      HEADINGS

16.1 The headings for the sections set forth in this Agreement are strictly for the convenience of the Parties hereto and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Agreement.

17.      LAW

17.1 This Agreement shall be construed according to the laws of the State of Tennessee and the United States of America.

18       CONFIDENTIALITY

18.1 The Parties agree that during the term of this Agreement and for a period of three (3) years after it terminates, a Party receiving information of the other Party, which is marked "Confidential," will not use or disclose such confidential information to any third party without prior written consent of the disclosing Party, except to those necessary to enable the Parties to perform under this Agreement or as may be required by the UT-Battelle Prime Contract with the DOE under the same restrictions as set forth herein.

18.2 A Party shall have no obligations with respect to any portion of such confidential information of the other Party which:

     a) is publicly disclosed through no fault of any Party hereto, either before or after it becomes known to the receiving Party; or

     b) was known to the receiving Party prior to the date of this Agreement which knowledge was acquired independently and not from the other Party; or

     c) is subsequently disclosed to the receiving Party in good faith by a third party which has a right to make such a disclosure; or

     d)  has been published by a third party as a matter of right; or

     e) is subsequently independently invented or discovered by the receiving Party without reference to the other Party's confidential information.

19.      SEVERABILITY

19.1 If any term, condition or provision of this Agreement is held to be unenforceable other than as provided in Article 11, all other terms, conditions, and provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

20.      PATENT PROSECUTION

20.1 UT-Battelle shall, during the term of this Agreement, seek patent protection for the

Proprietary Rights listed in Exhibit A. The securing of patent protection for all Proprietary Rights shall be the sole responsibility and at the sole discretion of UT-Battelle; provided, however that (i) Licensee shall have a reasonable opportunity to review and comment on patent filings in advance and to consult and cooperate with UT-Battelle in securing patent protection, and (ii) UT-Battelle will timely keep Licensee advised of the status of such prosecution and maintenance by providing Licensee with copies of all official communications, amendments and responses with respect to the patent applications and patents contained in the Proprietary Rights. Licensee may request and UT-Battelle, at its sole discretion, may seek patent extension for patents licensed under the Proprietary Rights listed in Exhibit A, under such applicable laws and regulations where such patent extension rights are available currently or are available in the future. In the event that UT-Battelle elects to abandon a patent application included in the Proprietary Rights or elects not to seek an extension of a patent included in the Proprietary Rights, it will so notify Licensee at least ninety (90) days prior to any applicable deadline. Upon receipt of such notice, and to the extent allowed by the UT-Battelle Prime Contract with DOE, Licensee may, following written notice to UT-Battelle, seek, at its own expense a waiver from DOE to continue the prosecution of such application or extend such application at Licensee's expense.

20.2 Reimbursement of all UT-Battelle's external costs and fees, and a reasonable allocation of internal costs, relating to the securing of patent protection for the Proprietary Rights after August 1, 2002 ("Patent Costs") shall be the responsibility of Licensee. UT-Battelle shall bill Licensee for Patent Costs on a bi-annual basis, and Licensee shall reimburse UT-Battelle within thirty (30) days of receipt of the invoice.

20.3 Licensee agrees to reimburse UT-Battelle a total of [*] as costs not previously reimbursed under the Prior Agreements related to patent protection of the Original and New Proprietary

Rights listed on Exhibits A1 and A2 incurred by UT-Battelle prior to August 1, 2002. Such payment will be made by Licensee to UT-Battelle within thirty (30) days of execution of this Agreement. UT-Battelle acknowledges receipt of payment from Licensee for UT-Battelle's last invoice for reimbursement of patent costs under Licensee's Prior Agreements. Such invoice was numbered 6329266 and was dated July 18, 2002.

21.      CONTINUING RIGHTS AND DUTIES FROM PRIOR AGREEMENT(S)

21.1 The Parties agree that this Agreement, upon execution, shall supercede and terminate all Prior Agreements between the Parties. Prior Agreements include, but are not limited to, the license agreements identified as PLA 147 and 148.

21.2 Notwithstanding termination of Prior Agreements, the Parties hereto further agree that the rights and duties that accrued under Prior Agreements but which have not been fully performed as of the Effective Date shall survive until fully performed and shall be carried forward and applied pursuant to the terms of this Agreement. In particular, the Parties agree that (i) the royalty credit balance described in the most RECENT royalty report shall be carried forward and
(ii) the $5 million license fee, and two subsequent $2.5 million minimum royalty payments, due from Aclara to Caliper under the litigation settlement agreements in effect on the Effective Date, shall be treated as Sublicense Revenue pursuant to the terms of this Agreement, when and if such payments are actually received. Should Aclara default on any such payment to Licensee, Licensee agrees to take timely legal and management action to enforce its litigation settlement agreements with Aclara. Caliper acknowledges that the first such payment was received by Caliper prior to the Effective Date.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in their respective names by their duly authorized representatives.

"UT-Battelle"
UT-BATTELLE, LLC

By: /s/ Alexander R. Fischer
    ------------------------

Name:   Alexander R. Fischer

Title: Director, Technology Transfer & Economic Development

Date: 11/13/02

"Licensee"
CALIPER TECHNOLOGIES CORP.

By: /s/ Michael R. Knapp
    --------------------

Name:   Michael R. Knapp

Title: CEO

Date: 11/27/2002

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A1, ORIGINAL PROPRIETARY RIGHTS

1) U.S. Patent 6,001,229; Issued December 14, 1999 (1401.0) "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis"
         Inventor: J. M. Ramsey

2)       U.S. Patent 6,342,142; Issued January 29, 2002 (1401.2)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis" Inventor: J. M. Ramsey

3) U.S. Patent Application Serial No. 09/909,638 filed at the USPTO July 20, 2001 on (1401.3)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis" Inventor: J. M. Ramsey

4)       U.S. Patent 5,858,195; Issued January 12, 1999 (1781.0)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

5)       U.S. Patent 6,033,546; Issued March 7, 2000 (1781.1)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

6)       U.S. Patent 6,010,607; Issued January 4, 2000 (1781.2)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

7)       U.S. Patent 6,010,608; Issued January 4, 2000 (1781.3)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

8) U.S. Patent Application Serial No. 09/477,585 filed at the USPTO January 4, 2000 (1781.4)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

9)       Canadian Patent No. 2,196,429; Issued May 8, 2001 (1781)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

10) Australian Patent No. 701,348; Issued April 28, 1999 (1781) "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

11)      Chinese Patent No. 54022; Issued January 22, 2000 (1781)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey.

                EXHIBIT A1, ORIGINAL PROPRIETARY RIGHTS CONTINUED

12) Mexican Patent No. 194,601; Issued December 13, 1999 (1781) "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

13)      Japanese Patent Application Serial No. 8-506614; filed August 1, 1995
         (1781)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

14)      Korean Patent Application Serial No. 700763/97; filed August 1, 1995
         (1781)
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

15) EPO Patent Application Serial No. 95927492.9; filed August 1, 1995 (1781.10) and registered in Netherlands (NL).
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

16) EPO Patent Application Serial No. 95927492.9; filed August 1, 1995 (1781.11) and registered in France (FR).
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

17) EPO Patent Application Serial No. 95927492.9; filed August 1, 1995 (1781.12) and registered in Germany (DE).
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

18) EPO Patent Application Serial No. 95927492.9; filed August 1, 1995 (1781.6) and registered in Denmark (DK).
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

19) EPO Patent Application Serial No. 95927492.9; filed August 1, 1995 (1781.7) and registered in Italy (IT).
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

20) EPO Patent Application Serial No. 95927492.9; filed August 1, 1995 (1781.8) and registered in Sweden (SE).
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

21) EPO Patent Application Serial No. 95927492.9; filed August 1, 1995 (1781.9) and registered in Spain (ES).

         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

22) EPO Patent Application Serial No. 01203481.5; filed September 14, 2001 (1781.5).
         "Apparatus and Method for Performing Microfluidic Manipulations for Chemical Analysis and Synthesis" Inventor: J. M. Ramsey

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A2, NEW PROPRIETARY RIGHTS

1)       U. S. Patent 6,120,666; Issued September 19, 2000 (0504.0)
           "Microfabricated Device and Method for Multiplexed Electrokinetic Focusing of Fluid Streams and A Transport Cytometry Method Using Same"
         Inventors: S. C. Jacobson and J. M. Ramsey

2)       Australian Patent application serial No 45696/99 filed June 16, 1999
         (0504.2)
         "Microfabricated Device and Method for Multiplexed Electrokinetic Focusing of Fluid Streams and A Transport Cytometry Method Using Same"
         Inventors: S. C. Jacobson and J. M. Ramsey

3)       Canadian Patent application serial No 2,334,749 filed June 16, 1999
         (0504.3)
         "Microfabricated Device and Method for Multiplexed Electrokinetic Focusing of Fluid Streams and A Transport Cytometry Method Using Same"
         Inventors: S. C. Jacobson and J. M. Ramsey

4) European (EPO) Regional Patent application serial No 99928693.3 filed June 16, 1999 (0504.4)
         "Microfabricated Device and Method for Multiplexed Electrokinetic Focusing of Fluid Streams and A Transport Cytometry Method Using Same"
         Inventors: S. C. Jacobson and J. M. Ramsey

5)       Japanese Patent application serial No 2000-555086 filed June 16, 1999
         (0504.5)
         "Microfabricated Device and Method for Multiplexed Electrokinetic Focusing of Fluid Streams and A Transport Cytometry Method Using Same"
         Inventors: S. C. Jacobson and J. M. Ramsey

6) U.S. Patent Application Serial No. 09/759,590 filed at the USPTO January 12, 2001 on (0532.1)
         "A Microfluidic Device and Method for Focusing, Segmenting, and Dispensing of a Fluid Stream" Inventors: S. C. Jacobson and J. M. Ramsey

7)       U.S. Patent 6,062,261; Issued May 16, 2000 (0270.0)
         "Microfluidic Circuit Designs for Performing Electrokinetic Manipulations that Reduce the Number of Voltage Sources and Fluid Reservoirs" Inventors: S. C. Jacobson and J. M. Ramsey

8)       U.S. Patent 6,213,151B1; Issued April 10, 2001 (0270.2)
         "Microfluidic Circuit Designs for Performing Electrokinetic Manipulations that Reduce the Number of Voltage Sources and Fluid Reservoirs" Inventors: S. C. Jacobson and J. M. Ramsey

9) Australian Patent application serial No 28445/00 filed December 15, 1999 (0270.3)
         "Microfluidic Circuit Designs for Performing Electrokinetic Manipulations that Reduce the Number of Voltage Sources and Fluid Reservoirs" Inventors: S. C. Jacobson and J. M. Ramsey

                  EXHIBIT A2, NEW PROPRIETARY RIGHTS CONTINUED

10) Canadian Patent application serial No 2,355,084 filed December 15, 1999 (0270.4)
         "Microfluidic Circuit Designs for Performing Electrokinetic Manipulations that Reduce the Number of Voltage Sources and Fluid Reservoirs" Inventors: S. C. Jacobson and J. M. Ramsey

11) European (EPO) Regional Patent application serial No 99969278.3 filed December 15, 1999 (0270.5)
         "Microfluidic Circuit Designs for Performing Electrokinetic Manipulations that Reduce the Number of Voltage Sources and Fluid Reservoirs" Inventors: S. C. Jacobson and J. M. Ramsey

12) Japanese Patent application serial No 2000-588583 filed December 15, 1999 (0270.6)
         "Microfluidic Circuit Designs for Performing Electrokinetic Manipulations that Reduce the Number of Voltage Sources and Fluid Reservoirs" Inventors: S. C. Jacobson and J. M. Ramsey

13)      U.S. Patent 5,858,187; Issued January 12, 1999 (1906.0)
         "Apparatus and Method for Performing Electrodynamic Focusing on a Microchip" Inventors: J. M. Ramsey and S. C. Jacobson

14)      U.S. Patent 6,110,343; Issued August 29, 2000 (0216.0)
         "Material Transport Method and Apparatus" Inventors: J. M. Ramsey and
         R. S. Ramsey

15)      U.S. Patent 6,231,737B1; Issued May 15, 2002 (0216.1)
         "Material Transport Method and Apparatus" Inventors: J. M. Ramsey and
         R. S. Ramsey

16) U.S. Patent Application Serial No. 09/408,060 filed at the USPTO on September 29, 1999 (0686.1)
         "Microfluidic Devices for the Controlled Manipulation of Small Volumes"
         Inventor: S. C. Jacobson and J. M. Ramsey

17) U.S. Patent Application Serial No. (To Be Assigned) filed at the USPTO on (Not Yet Filed) (0686.10)
         "Microfluidic Devices for the Controlled Manipulation of Small Volumes"
         Inventors: S. C. Jacobson and J. M. Ramsey

18) Australian Patent application serial No 77586/00 filed August 10, 2000 (0686.3)
         "Microfluidic Devices for the Controlled Manipulation of Small Volumes"
         Inventors: S. C. Jacobson and J. M. Ramsey

19)      Canadian Patent application serial No 2,380,614 filed August 10, 2000
         (0686.4)
         "Microfluidic Devices for the Controlled Manipulation of Small Volumes"
         Inventors: S. C. Jacobson and J. M. Ramsey

                  EXHIBIT A2, NEW PROPRIETARY RIGHTS CONTINUED

20) European Patent application serial No 00967377.3 filed August 10, 2000 (0686.6)
         "Microfluidic Devices for the Controlled Manipulation of Small Volumes"
         Inventors: S. C. Jacobson and J. M. Ramsey

                                        Initials

                                        UT-Battelle: /s/ ARF
                                                     -----------

                                        Date: 11/13/02

                                        Licensee: /s/ MRK
                                                  -----------

                                        Date: 11/27/2002

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B, EXECUTION FEE, EARNED ROYALTIES, SUBLICENSE ROYALTY AND MINIMUM ANNUAL ROYALTIES AMOUNTS

(1) Execution Fees: In consideration of the rights and licenses granted herein with respect to New Proprietary Rights, Licensee agrees to pay UT-Battelle [*] according to the following schedule of payments:

         (i) [*] within thirty (30) days of the execution of this Agreement by the Parties; and

         (ii)     [*] on or before March 31, 2003; and

         (iii)    [*] on or before September 30, 2003

(2) Earned Royalties: The Running Royalty Rate for sales of Products shall be:

         (i) [*] of the Net Sales of Chips; provided however that if Licensee must pay royalties to one or more third parties on sales of Chips ("Third Party Payments"), then the royalty payable to UT-Battelle on Chips shall be reduced by [*] of the Third Party Payments but not lower than [*] of Net Sales of Chips in any quarter. "Chips" shall mean chips consisting of a glass or polymer base with reservoirs, microchannels or similar features and a glass or polymer cover, which chips are covered by one or more Claims of the Proprietary Rights licensed hereunder.

         (ii) [*] of the Net Sales of Products for Products other than Chips.

                                   N O T I C E

         THIS EXHIBIT CONTAINS FINANCIAL AND COMMERCIAL INFORMATION THAT IS BUSINESS CONFIDENTIAL AND THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY HERETO, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY THE UT-BATTELLE CONTRACT WITH THE DOE UNDER THE SAME RESTRICTIONS AS SET FORTH HEREIN.

         NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY DISCLOSE THE PROVISIONS OF THIS EXHIBIT UNDER STANDARD OBLIGATIONS OF CONFIDENTIALITY AND NON-USE ON A NEED-TO-KNOW BASIS, TO INVESTORS AND THEIR REPRESENTATIVES IN A PRIVATE OR PUBLIC EQUITY FINANCING TRANSACTION, OR TO POTENTIAL ACQUIRERS OR TARGETS AND THEIR REPRESENTATIVES IN A CORPORATE CHANGE OF CONTROL TRANSACTION, OR TO OTHER THIRD PARTIES IN CONNECTION WITH POTENTIAL COMMERCIAL TRANSACTIONS INVOLVING THE SUBJECT MATTER OF THIS AGREEMENT (E.G., COLLABORATION AGREEMENTS, DISTRIBUTION ARRANGEMENTS, ETC.).

         EXHIBIT B, EXECUTION FEE, EARNED ROYALTIES, SUBLICENSE ROYALTY
                 AND MINIMUM ANNUAL ROYALTIES AMOUNTS CONTINUED

(3) Sublicense Royalties: In order to maximize the commercialization of the Products and UT-Battelle's overall income from this Agreement, in accordance with Articles 2.1 and 2.2 of this Agreement, Licensee may grant sublicenses to third parties under this Agreement. Licensee agrees to pay UT-Battelle a "Sublicense Royalty" of [*] of the total "Sublicensing Revenue" owed Licensee under said sublicenses.

(4) Annual Minimum Royalties: If the Earned Royalties for a Calendar Year do not equal the Minimum Annual Royalty amount as shown below, Licensee shall pay UT-Battelle the difference between the amount of actual royalties paid and the Minimum Annual Royalty by March 31 of the following Calendar Year:

Calendar Year Minimum Annual Royalty (U.S. Dollars)

2001 onward: [*]

                                   N O T I C E

         THIS EXHIBIT CONTAINS FINANCIAL AND COMMERCIAL INFORMATION THAT IS BUSINESS CONFIDENTIAL AND THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY HERETO, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY THE UT-BATTELLE CONTRACT WITH THE DOE UNDER THE SAME RESTRICTIONS AS SET FORTH HEREIN.

         NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY DISCLOSE THE PROVISIONS OF THIS EXHIBIT UNDER STANDARD OBLIGATIONS OF CONFIDENTIALITY AND NON-USE ON A NEED-TO-KNOW BASIS, TO INVESTORS AND THEIR REPRESENTATIVES IN A PRIVATE OR PUBLIC EQUITY FINANCING TRANSACTION, OR TO POTENTIAL ACQUIRERS OR TARGETS AND THEIR REPRESENTATIVES IN A CORPORATE CHANGE OF CONTROL TRANSACTION, OR TO OTHER THIRD PARTIES IN CONNECTION WITH POTENTIAL COMMERCIAL TRANSACTIONS INVOLVING THE SUBJECT MATTER OF THIS AGREEMENT (E.G., COLLABORATION AGREEMENTS, DISTRIBUTION ARRANGEMENTS, ETC.).

                                        Initials

                                        UT-Battelle: /s/ ARF
                                                     -------

                                        Date: 11/13/02

                                        Licensee: /s/ MRK
                                                  -------

                                        Date: 11/27/2002

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                EXHIBIT C, DEVELOPMENT AND COMMERCIALIZATION PLAN

         Licensee agrees to invest in the development of technology and market for Products practicing one or more Claims within the New Proprietary Rights by committing Licensee's resources, at a minimum, to achieving at least one of the following two requirements:

1) Funding minima for development of technology and markets for Products practicing one or more Claims within the New Proprietary Rights.

              1st year after signing: [*]

              2nd year after signing: [*]

              3rd year after signing: [*]

Excess amounts invested in one year may be carried forward and applied against future requirements.

                                       OR

2) Commence sales (and royalty payments) on at least one Product practicing one or more Claims within the New Proprietary Rights within [*] of the Effective Date.

Progress and substantiation of Licensee meeting these requirements shall be provided to UT-Battelle in the form of a written report to be presented at a meeting between the Parties to be held at the mutual convenience of said Parties but no later than the first anniversary and each anniversary thereafter of the effective date thereof.

                                   N O T I C E

         THIS EXHIBIT CONTAINS FINANCIAL AND COMMERCIAL INFORMATION THAT IS BUSINESS CONFIDENTIAL AND THE PARTIES HEREBY AGREE NOT TO USE OR DISCLOSE THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE ADVANCE WRITTEN APPROVAL OF THE OTHER PARTY HERETO, EXCEPT TO THOSE NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY THE UT-BATTELLE CONTRACT WITH THE DOE UNDER THE SAME RESTRICTIONS AS SET FORTH HEREIN.

         NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY DISCLOSE THE PROVISIONS OF THIS EXHIBIT UNDER STANDARD OBLIGATIONS OF CONFIDENTIALITY AND NON-USE ON A NEED-TO-KNOW BASIS, TO INVESTORS AND THEIR REPRESENTATIVES IN A PRIVATE OR PUBLIC EQUITY FINANCING TRANSACTION, OR TO POTENTIAL ACQUIRERS OR TARGETS AND THEIR REPRESENTATIVES IN A CORPORATE CHANGE OF CONTROL TRANSACTION, OR TO OTHER THIRD PARTIES IN CONNECTION WITH POTENTIAL COMMERCIAL TRANSACTIONS INVOLVING THE SUBJECT MATTER OF THIS AGREEMENT (E.G., COLLABORATION AGREEMENTS, DISTRIBUTION ARRANGEMENTS, ETC.).

                                        Initials

                                        UT-Battelle: /s/ ARF
                                                     -------
                                        Date: 11/13/02

                                        Licensee: /s/ MRK
                                                  -------

                                        Date: 11/27/2002

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

         EXHIBIT D. INFRINGEMENT OF NONEXCLUSIVE RIGHTS BY THIRD PARTIES

In the event any license granted to Proprietary Rights under this Agreement should be converted to non-exclusive in accordance with the terms of this Agreement, the following provisions shall apply to the nonexclusive grant.

6.1 Licensee shall give notice to UT-BATTELLE of any discovered third party infringement of the rights granted herein of which Licensee has actual knowledge.

6.2 UT-BATTELLE shall exercise its sole discretion to dispose of such infringement in whatever reasonable manner it determines to be in its best interest or to seek authorization for initiating litigation against such infringement from the DOE Contracting Officer. UT-BATTELLE shall not have any duty to consult with or confer with any of its licensees having a nonexclusive right to practice Proprietary Rights in UT-BATTELLE's disposition of such infringement. UT-BATTELLE's licensees having a nonexclusive right to practice Proprietary Rights shall not: (1) have any right to participate in or have access to any matters involving or relating to any disposition of infringement conducted by UT-BATTELLE consistent with this clause; and (2) share in any judgment, award, settlement, or the like that UT-BATTELLE may receive as a result of any disposition of infringement conducted by UT-BATTELLE consistent with this clause.

6.3 If authorization for initiating litigation to dispose of such infringement obtained from the DOE Contracting Officer then UT-BATTELLE, at its sole discretion, shall initiate such action in accordance with the Litigation and Claims section of its prime contract DE-AC05-00OR22725. UT-BATTELLE's licensees having a nonexclusive right to practice Proprietary Rights shall not:
(1) have any right to participate in or have access to any matters involving or relating to litigation conducted by UT-BATTELLE consistent with this clause; and (2) share in any judgment, award, settlement, or the like that UT-BATTELLE may receive as a result of said litigation conducted by UT-BATTELLE consistent with this clause.

6.4 If UT-BATTELLE obtains authorization to initiate litigation proceedings, but not at the expense of the Government, then UT-BATTELLE, at its sole discretion, may proceed with whatever actions it deems necessary to advance and resolve said litigation in UT-BATTELLE's best interests. UT-BATTELLE's licensees having a nonexclusive right to practice Proprietary Rights shall not:
(1) have any right to participate in or have access to any matters involving or relating to litigation conducted by UT-BATTELLE consistent with this clause; and
(2) share in any judgment, award, settlement, or the like that UT-BATTELLE may receive as a result of said litigation conducted by UT-BATTELLE consistent with this clause.

6.5 Licensee hereby agrees to cooperate with UT-BATTELLE in the prosecution of any such legal actions or settlement actions undertaken under this section and each will provide to the other all materially pertinent data in its possession which may be helpful in the prosecution of such actions.

6.6 UT-BATTELLE shall be in control of any such litigation proceedings and shall have the right to dispose of such proceedings at any time in whatever reasonable manner it determines to be in the best and sole interests of UT-BATTELLE.

                                        Initials

                                        UT-Battelle: /s/ ARF
                                                     -------
                                        Date: 11/26/02

                                        Licensee: /s/ MRK
                                                  -------

                                        Date: 11/27/2002

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.